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                                                                   EXHIBIT 10.41

                               FIRST AMENDMENT TO

                     REAL ESTATE PURCHASE AND SALE AGREEMENT

     This First Amendment to Real Estate Purchase and Sale Agreement (this "Amendment") is made effective as of May 8, 2002 by and between Transwestern Dixon Landings, L.L.C., a Delaware limited liability company ("Seller"), and Credence Systems Corporation, a Delaware corporation ("Purchaser").

     WHEREAS, Purchaser and Seller entered into that certain Real Estate Purchase and Sale Agreement (the "Agreement") dated as of March 25, 2002. All capitalized terms used herein but not otherwise defined herein shall have the meanings set forth in the Agreement; and

     WHEREAS, Purchaser and Seller have agreed to amend the Agreement as provided herein and to execute this Amendment to reflect such amendments to the Agreement.

     NOW, THEREFORE, for and in consideration of the premises and the sum of Ten and No/100 Dollars ($10.00) cash in hand paid, the receipt and sufficiency of which are acknowledged and confessed, Purchaser and Seller agree that the Agreement is amended as follows:

1. Purchaser acknowledges that it has waived its right to terminate the Agreement pursuant to Section 10(a) thereof and this Amendment shall be deemed to be the equivalent of Purchaser's providing Escrow Agent with a Notice to Proceed in accordance with the terms of the Escrow Agreement and the Agreement.

2. The Purchase Price set forth in Line 5 of the Summary Statement to the Agreement is hereby reduced to $21,810,125 for all purposes under the Agreement.

3. Purchaser has identified various remedial work that it requested Seller perform to the Improvements. In lieu of performing such work (or any other repair or replacement work to the Property), Seller has agreed to reduce the Purchase Price in accordance with Paragraph 2 above.

4. Sections 9(l) and 11(a) of the Agreement are hereby amended to provide that the Property shall be delivered at Closing in its current "AS IS, WHERE IS" condition, reasonable wear and tear and casualty excepted and excepting work performed by the Existing Tenant which is permitted by the terms of the Sun Leases. Purchaser understands and agrees that the Existing Tenant shall not be obligated to leave the Property substantially in accordance with the terms of the Sun Leases (as required by the aforesaid Sections of the Agreement) but shall only be obligated to leave the Property in its condition as of the date hereof, reasonable wear and tear excepted.

5. Notwithstanding the sale of the Property to Purchaser or Paragraph 4 above regarding the AS IS condition of the Property, Seller shall retain after the Closing, and Purchaser hereby assigns to Seller, all of the rights, at law and in equity, afforded to the landlord pursuant to the Sun Leases including, but not limited, the right to (a) enforce or attempt to enforce the Existing Tenant's obligations under the Sun Leases with respect to leaving the Property in the condition required by the terms of the Sun Leases, (b) exercise any of the landlord's other rights under the Sun Leases, (d) bring an action to recover from the Existing Tenant any loss, cost and expense incurred by or on behalf of Seller relating in any way to the condition of the Property or the reasonable estimated cost of putting the Property in the condition required by the terms of the Sun Leases; and/or (e) institute legal proceedings to collect any such amounts or enforce any such rights. Purchaser hereby grants Seller all of the foregoing rights (acknowledging and agreeing that Purchaser shall not have the right to exercise any such rights) and, subject to the foregoing, agrees to reasonably cooperate, at Seller's expense and at no (other than de minimus) out-of-pocket cost to Purchaser, with Seller's efforts to effectuate the foregoing. Seller shall

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     have the sole right to retain any amounts that may be recovered from or on behalf of the Existing Tenant in connection with the Sun Leases.

6. Seller shall defend, indemnify and hold Purchaser harmless from any and all liability, cost and expense (including without limitation, reasonable attorneys' fees, court costs and costs of appeal) suffered or incurred by Purchaser for any claims made by the Existing Tenant arising from any actions taken by Seller pursuant to Paragraph 5 above.

7. Purchaser shall not release the Existing Tenant from any obligation or liability under the Sun Leases without Seller's prior written consent, which consent may be withheld in Seller's sole and absolute discretion. The Existing Tenant is not intended to be a third party beneficiary of the Agreement (as amended hereby) and Seller shall have the right to require that the Existing Tenant perform and/or pay for the performance of work which is not required by the terms of the Agreement.

8. As amended hereby, the Agreement is ratified and confirmed to be in full force and effect. In the event of any conflict between the Agreement and this Amendment, this Amendment shall control.

9. The Escrow Agreement previously entered into by the parties hereto with First American Title Insurance Company shall be modified to incorporate the terms of this Amendment.

10. This Amendment may be executed in multiple counterparts, each to constitute an original, but all in the aggregate to constitute one agreement, as executed, and to be binding upon and inure to the benefit of the parties hereto, their heirs, representatives, successors, and assigns.

EXECUTED in multiple original counterparts as of the day and date first above written.

PURCHASER:                              SELLER:

CREDENCE SYSTEMS CORPORATION,           TRANSWESTERN DIXON LANDINGS, L.L.C.,
A Delaware corporation                  a Delaware limited liability company


By:_______________________________      By:____________________________________
Name:_____________________________      Name:__________________________________
Its:______________________________      Title:_________________________________


                                        _______________________________

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